Exhibit 4.1

CERTIFIED COPY
OF
SECURITIES RESOLUTION NO. 13
OF WEC ENERGY GROUP, INC.

I, Margaret C. Kelsey, Executive Vice President, Corporate Secretary and General Counsel of WEC ENERGY GROUP, INC. (the “Company”), do hereby certify that the attached is a true and correct copy of Securities Resolution No. 13 under the Indenture dated as of March 15, 1999 between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to The First National Bank of Chicago, as Trustee, which has been duly adopted by the Vice President and Treasurer of the Company pursuant to authorization delegated to him by the Board of Directors of the Company at a meeting duly called and held on December 2, 2021 (effective as of January 1, 2022) and by resolutions adopted by unanimous written consent of the Executive Committee of the Board of Directors on September 26, 2022; that a quorum of said Board was present at said December 2, 2021 meeting and voted throughout; and I do further certify that said resolutions have not been rescinded and remain in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of said WEC ENERGY GROUP, INC. this 27th day of September 2022.

/s/ Margaret C. Kelsey
Margaret C. Kelsey
Executive Vice President, Corporate Secretary and General Counsel

(CORPORATE SEAL)

5.00% SENIOR NOTES DUE SEPTEMBER 27, 2025
5.15% SENIOR NOTES DUE october 1, 2027

SECURITIES RESOLUTION NO. 13
OF
WEC ENERGY GROUP, INC.

The actions described below are taken by the Board (as defined in the Indenture referred to below) of WEC ENERGY GROUP, INC. (the “Company”), or by an Officer or committee of Officers pursuant to Board delegation, pursuant to resolutions adopted by the Board of Directors of the Company as of December 2, 2021 (effective as of January 1, 2022) and by the Executive Committee of the Board of Directors on September 26, 2022 and Section 2.01 of the Indenture dated as of March 15, 1999 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The First National Bank of Chicago), as Trustee. Terms used herein and not defined have the same meaning as in the Indenture.

A.	5.00% Senior Notes Due September 27, 2025

RESOLVED, that a new series of Securities is authorized as follows:

1.	The title of the series is 5.00% Senior Notes due September 27, 2025 (“2025 Notes”).

2.	The form of the 2025 Notes shall be substantially in the form of Exhibit 1 hereto.

3.	The 2025 Notes shall have the terms set forth in Exhibit 1.

4.	The 2025 Notes shall have such other terms as are set forth in Exhibit 3 hereto.

5.	The 2025 Notes shall be sold to the underwriter(s) named in the Prospectus Supplement dated September 22, 2022, on the following terms:

Aggregate Principal Amount: $500,000,000
Price to Public: 99.928%
Underwriting Discount: 0.350%
Closing Date: September 27, 2022

B.	5.15% Senior Notes Due October 1, 2027

RESOLVED, that a new series of Securities is authorized as follows:

1.	The title of the series is 5.15% Senior Notes due October 1, 2027 (“2027 Notes”).

2.	The form of the 2027 Notes shall be substantially in the form of Exhibit 2 hereto.

3.	The 2027 Notes shall have the terms set forth in Exhibit 2.

4.	The 2027 Notes shall have such other terms as are set forth in Exhibit 3 hereto.

5.	The 2027 Notes shall be sold to the underwriter(s) named in the Prospectus Supplement dated September 22, 2022, on the following terms:

Aggregate Principal Amount: $400,000,000
Price to Public: 99.794%
Underwriting Discount: 0.600%
Closing Date: September 27, 2022

This Securities Resolution shall be effective as of September 22, 2022.

EXHIBIT 1

No.	$

WEC ENERGY GROUP, INC.

5.00% Senior Notes due SEPTEMBER 27, 2025

CUSIP NUMBER: 92939UAH9

WEC ENERGY GROUP, INC.

promises to pay to ________________________________________________________________

or registered assigns
the principal sum of _________________________________________________________ Dollars
on September 27, 2025

Interest Payment Dates:	March 27 and September 27
Record Dates:	March 12 and September 12

Dated:

WEC ENERGY GROUP, INC.

by

[Title of Authorized Officer]

(CORPORATE SEAL)

[Assistant] Secretary

Exhibit 1-1

Authenticated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., Registrar, by

Authorized Signature

Dated:

Exhibit 1-2

WEC ENERGY GROUP, INC.
5.00% Senior Notes Due September 27, 2025

1.	Interest.

WEC Energy Group, Inc. (the “Company”), a Wisconsin corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on March 27 and September 27 of each year commencing March 27, 2023. Interest on the Securities (as defined in Section 4) will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 27, 2022. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment.

The Company will pay interest on the Securities to the persons who are registered holders of Securities at the close of business on the record date for the next interest payment date, except as otherwise provided in the Indenture. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder’s registered address.

3.	Securities Agents.

Initially, The Bank of New York Mellon Trust Company, N.A. will act as Paying Agent, Transfer Agent and Registrar. The Company may change any Paying Agent or Transfer Agent without notice. The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

4.	Indenture.

The Company issued the securities of this series (the “Securities”) under an Indenture dated as of March 15, 1999 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The First National Bank of Chicago) (the “Trustee”). The terms of the Securities include those stated in the Indenture and in the Securities Resolution establishing the Securities and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb). Securityholders are referred to the Indenture, the Securities Resolution and such Act for a statement of such terms.

5.	Redemption.

Prior to August 27, 2025 (the “Par Call Date”), the Company may redeem the Securities at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•	(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, less (b) interest accrued to, but not including, the date of redemption; and

•	(2) 100% of the principal amount of the Securities to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.

On or after the Par Call Date, the Company may redeem the Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted each business day by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semiannual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semiannual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Company will send a notice of any redemption at least 30 days, but not more than 60 days, before the redemption date to each Securityholder of the Securities to be redeemed.

Procedures for the redemption of the Securities will be governed by Article 3 of the Indenture.

6.	Denominations, Transfer, Exchange.

The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Transfer Agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture. The Transfer Agent need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

7.	Persons Deemed Owners.

The registered holder of a Security may be treated as its owner for all purposes.

8.	Amendments and Waivers.

Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of a majority in principal amount of the securities of all series affected by the amendment. Subject to certain exceptions, a default on a series may be waived with the consent of the holders of a majority in principal amount of the series.

Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

9.	Restrictive Covenants.

The Securities are unsecured general obligations of the Company initially limited to $500,000,000 principal amount. The Company may from time to time without notice to, or the consent of, the holders of the Securities, create and issue further securities of the same series, equal in rank to the Securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the new securities or, if applicable, the first payment of interest following the issue date of the new securities) so that the new securities may be consolidated and form a single series with the Securities and have the same terms as to status, redemption or otherwise as the Securities. The Indenture does not limit other unsecured debt.

In addition to the restrictions on the Securities contained in the Indenture, the Securities will be subject to the following additional restrictive covenant:

Limitation upon Liens on Stock of Certain Subsidiaries

For so long as any Securities remain outstanding, the Company will not create or incur or allow any of its subsidiaries to create or incur any pledge or security interest on any of the capital stock of Wisconsin Electric Power Company (“Wisconsin Electric”) or Wisconsin Gas LLC (“Wisconsin Gas”) held by the Company or one of the Company’s subsidiaries on the issue date of the Securities.

10.	Successors.

When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company will be released from those obligations.

11.	Defeasance Prior to Redemption or Maturity

Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America which are not callable at the issuer’s option or certificates representing an ownership interest in such Obligations.

12.	Defaults and Remedies.

An Event of Default includes: default for 60 days in payment of interest on the Securities; default in payment of principal on the Securities; default for 60 days in the payment of any sinking fund obligation; default by the Company for a specified period after notice to it in the performance of any of its other agreements applicable to the Securities; certain events of bankruptcy or insolvency; and any other Event of Default provided for in the series. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities may declare the principal of all the Securities to be due and payable immediately.

In addition, an Event of Default under the Securities shall also include a failure to pay when due principal, interest or premium in an aggregate amount of $25 million or more with respect to any Indebtedness (as defined below) of the Company, Wisconsin Electric or Wisconsin Gas, or the acceleration of any such Indebtedness aggregating $25 million or more which default is not cured, waived or postponed pursuant to an agreement with the holders of the Indebtedness within 60 days after written notice as provided in the Indenture, or the acceleration is not rescinded or annulled within 30 days after written notice as provided in the Indenture. As used herein, “Indebtedness” means the following obligations of the Company, Wisconsin Electric and Wisconsin Gas (and specifically excludes obligations of the Company’s other subsidiaries and intercompany obligations): (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations under conditional sale or other title retention agreements relating to property purchased to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), and (d) all obligations, other than intercompany items, issued or assumed as the deferred purchase price of property or services purchased which would appear as liabilities on a balance sheet of the Company, Wisconsin Electric or Wisconsin Gas.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

13.	Trustee Dealings with Company.

The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with those persons, as if it were not Trustee.

14.	No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15.	Authentication.

This Security shall not be valid until authenticated by a manual signature of the Registrar.

16.	Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), U/G/M/A (=Uniform Gifts to Minors Act), and U/T/M/A (=Uniform Transfers to Minors Act).

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Securities Resolution, which contains the text of this Security in larger type. Requests may be made to: Corporate Secretary, WEC Energy Group, Inc., 231 West Michigan Street, P.O. Box 1331, Milwaukee, WI 53201.

EXHIBIT 2

No.	$

WEC ENERGY GROUP, INC.

5.15% Senior Notes due OCTOBER 1, 2027

CUSIP Number: 92939UAJ5

WEC ENERGY GROUP, INC.

promises to pay to ________________________________________________________________

or registered assigns
the principal sum of _________________________________________________________ Dollars
on October 1, 2027

Interest Payment Dates:	April 1 and October 1
Record Dates:	March 15 and September 15

Dated:

WEC ENERGY GROUP, INC.

by

[Title of Authorized Officer]

(CORPORATE SEAL)

[Assistant] Secretary

Exhibit 2-1

Authenticated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., Registrar, by

Authorized Signature

Dated:

Exhibit 2-2

WEC ENERGY GROUP, INC.
5.15% Senior Notes Due October 1, 2027

1.	Interest.

WEC Energy Group, Inc. (the “Company”), a Wisconsin corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on April 1 and October 1 of each year commencing April 1, 2023. Interest on the Securities (as defined in Section 4) will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 27, 2022. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment.

The Company will pay interest on the Securities to the persons who are registered holders of Securities at the close of business on the record date for the next interest payment date, except as otherwise provided in the Indenture. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder’s registered address.

3.	Securities Agents.

Initially, The Bank of New York Mellon Trust Company, N.A. will act as Paying Agent, Transfer Agent and Registrar. The Company may change any Paying Agent or Transfer Agent without notice. The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

4.	Indenture.

The Company issued the securities of this series (the “Securities”) under an Indenture dated as of March 15, 1999 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The First National Bank of Chicago) (the “Trustee”). The terms of the Securities include those stated in the Indenture and in the Securities Resolution establishing the Securities and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb). Securityholders are referred to the Indenture, the Securities Resolution and such Act for a statement of such terms.

5.	Redemption.

Prior to September 1, 2027 (the “Par Call Date”), the Company may redeem the Securities at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•	(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, less (b) interest accrued to, but not including, the date of redemption; and

•	(2) 100% of the principal amount of the Securities to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.

On or after the Par Call Date, the Company may redeem the Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted each business day by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semiannual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semiannual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Company will send a notice of any redemption at least 30 days, but not more than 60 days, before the redemption date to each Securityholder of the Securities to be redeemed.

Procedures for the redemption of the Securities will be governed by Article 3 of the Indenture.

6.	Denominations, Transfer, Exchange.

The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Transfer Agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture. The Transfer Agent need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

7.	Persons Deemed Owners.

The registered holder of a Security may be treated as its owner for all purposes.

8.	Amendments and Waivers.

Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of a majority in principal amount of the securities of all series affected by the amendment. Subject to certain exceptions, a default on a series may be waived with the consent of the holders of a majority in principal amount of the series.

Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

9.	Restrictive Covenants.

The Securities are unsecured general obligations of the Company initially limited to $400,000,000 principal amount. The Company may from time to time without notice to, or the consent of, the holders of the Securities, create and issue further securities of the same series, equal in rank to the Securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the new securities or, if applicable, the first payment of interest following the issue date of the new securities) so that the new securities may be consolidated and form a single series with the Securities and have the same terms as to status, redemption or otherwise as the Securities. The Indenture does not limit other unsecured debt.

In addition to the restrictions on the Securities contained in the Indenture, the Securities will be subject to the following additional restrictive covenant:

Limitation upon Liens on Stock of Certain Subsidiaries

For so long as any Securities remain outstanding, the Company will not create or incur or allow any of its subsidiaries to create or incur any pledge or security interest on any of the capital stock of Wisconsin Electric Power Company (“Wisconsin Electric”) or Wisconsin Gas LLC (“Wisconsin Gas”) held by the Company or one of the Company’s subsidiaries on the issue date of the Securities.

10.	Successors.

When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company will be released from those obligations.

11.	Defeasance Prior to Redemption or Maturity

Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America which are not callable at the issuer’s option or certificates representing an ownership interest in such Obligations.

12.	Defaults and Remedies.

An Event of Default includes: default for 60 days in payment of interest on the Securities; default in payment of principal on the Securities; default for 60 days in the payment of any sinking fund obligation; default by the Company for a specified period after notice to it in the performance of any of its other agreements applicable to the Securities; certain events of bankruptcy or insolvency; and any other Event of Default provided for in the series. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities may declare the principal of all the Securities to be due and payable immediately.

In addition, an Event of Default under the Securities shall also include a failure to pay when due principal, interest or premium in an aggregate amount of $25 million or more with respect to any Indebtedness (as defined below) of the Company, Wisconsin Electric or Wisconsin Gas, or the acceleration of any such Indebtedness aggregating $25 million or more which default is not cured, waived or postponed pursuant to an agreement with the holders of the Indebtedness within 60 days after written notice as provided in the Indenture, or the acceleration is not rescinded or annulled within 30 days after written notice as provided in the Indenture. As used herein, “Indebtedness” means the following obligations of the Company, Wisconsin Electric and Wisconsin Gas (and specifically excludes obligations of the Company’s other subsidiaries and intercompany obligations): (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations under conditional sale or other title retention agreements relating to property purchased to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), and (d) all obligations, other than intercompany items, issued or assumed as the deferred purchase price of property or services purchased which would appear as liabilities on a balance sheet of the Company, Wisconsin Electric or Wisconsin Gas.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

13.	Trustee Dealings with Company.

The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with those persons, as if it were not Trustee.

14.	No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15.	Authentication.

This Security shall not be valid until authenticated by a manual signature of the Registrar.

16.	Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), U/G/M/A (=Uniform Gifts to Minors Act), and U/T/M/A (=Uniform Transfers to Minors Act).

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Securities Resolution, which contains the text of this Security in larger type. Requests may be made to: Corporate Secretary, WEC Energy Group, Inc., 231 West Michigan Street, P.O. Box 1331, Milwaukee, WI 53201.

EXHIBIT 3

WEC ENERGY GROUP, INC.
5.00% Senior Notes Due September 27, 2025
5.15% Senior Notes Due October 1, 2027

Supplemental Terms

In addition to the terms set forth in Exhibits 1 and 2 to Securities Resolution No. 13, the 2025 Notes and the 2027 Notes shall have the following terms:

Section 1.              Definitions. Capitalized terms used and not defined herein shall have the meaning given such terms in the Indenture. The following is an additional definition applicable to the 2025 Notes and the 2027 Notes:

“Depositary” means, with respect to each of the 2025 Notes and the 2027 Notes, each issued as one or more global Securities, The Depository Trust Company, New York, New York, or any successor thereto registered under the Securities Exchange Act of 1934 or other applicable statute or regulation.

Section 2.              Securities Issuable as Global Securities.

(a)           The 2025 Notes and the 2027 Notes shall each be issued in the form of one or more permanent global Securities and shall, except as otherwise provided in this Section 2, be registered only in the name of the Depositary or its nominee. Each global Security shall bear a legend substantially to the following effect:

“Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”

(b)           If at any time (i) the Depositary with respect to the 2025 Notes or the 2027 Notes notifies the Company that it is unwilling or unable to continue as Depositary for such global Security or (ii) the Depositary for 2025 Notes or the 2027 Notes shall no longer be eligible or in good standing under the Securities Exchange Act of 1934 or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such global Security. If a successor Depositary for such global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Transfer Agent shall register the exchange of such global Security for an equal principal amount of Registered Securities in the manner provided in Section 2.07 of the Indenture.

(c)           The Transfer Agent shall register the transfer or exchange of a global Security for Registered Securities pursuant to Section 2.07 of the Indenture if (i) a Default or Event of Default shall have occurred and be continuing with respect to the 2025 Notes or the 2027 Notes, or (ii) the Company determines that the 2025 Notes or the 2027 Notes, as the case may be, shall no longer be represented by global Securities.

Exhibit 3-1

(d)           In any exchange provided for in the preceding paragraphs (b) or (c), the Company will execute and the Registrar will authenticate and deliver Registered Securities. Registered Securities issued in exchange for a global Security shall be in such names and denominations as the Depositary for such global Security shall instruct the Registrar. The Registrar shall deliver such Registered Securities to the persons in whose names such Securities are so registered.

(e)           The 2025 Notes and the 2027 Notes will trade in the Depositary’s Same-Day Funds Settlement System. All payments of principal and interest on global Securities will be made by the Company in immediately available funds.

Exhibit 3-2